                                                                    EXHIBIT 10.1

                             COOPERATION AGREEMENT
                             ---------------------

          This Cooperation Agreement ("Agreement") is made as of January 4, 1996 (the "Effective Date") by and between Brockway Standard, Inc., a Delaware corporation ("Brockway") and Ball Corporation, an Indiana corporation, through its North American Packaging Operations ("Ball").


                                    PURPOSE
                                    -------

          The parties to this Agreement (the "Parties") each individually purchase tin plate steel "coils" from both domestic and foreign steel mills and make separate arrangements for the transportation of the product to their respective plant locations. At those locations, each Party has invested, and must reinvest, in the tools, equipment, personnel and know-how necessary to manage the process of cutting the coiled tin plate into various shapes and sizes.

          Next, each Party decorates the cut pieces of steel as requested by their respective customers by a variety of processes, which require further investments and modernization. The cut pieces are then prepared for further handling, either elsewhere in the same plant or at other plants.

          The Parties recognize that they are not significant consumers in their respective markets for the material management technologies, transportation services and raw materials the Parties utilize in each step of the process. Therefore, the Parties have a mutual interest in identifying ideas, actions and strategies for minimizing the risks of their respective supply sources and to minimize the deleterious impact of price increases on both their own businesses and that of their respective customers.

          Therefore, the Parties are agreeing to cooperate with each other as they each deem appropriate to study steps of the materials processing, transportation and procurement to exchange ideas for managing their respective supply and material management risks and to identify and implement strategies for minimizing those risks, either through separate and individual actions or through cooperative activities.

          The Parties recognize that this cooperative effort will not, in the end, significantly enhance their market power. Even if the Parties' respective requirements were pooled in a cooperative venture, the Parties would still not be significant consumers in the respective markets for the raw materials, transportation services and material management technologies that the Parties utilize and, as a result, such a cooperative effort would not alone significantly change their bargaining position regarding the amount or timing of future price increases in those supply markets.

          Therefore, the focus of the Party's cooperation shall be on seeking organizational strategies for managing the risks of being a relatively small consumer in each of these respective supply markets. The Parties hope that, through this cooperative effort, actions may be identified that the Parties can take, either individually or by working together through new cooperative arrangements, that may lessen the impact of future adverse price movements in the respective markets for the raw materials, transportation services and material management technologies.

          The Parties intend to examine their respective purchasing practices to learn new procurement practices and to implement joint procurement strategies when appropriate and mutually beneficial. The Parties are also interested in examining logistics practices to determine how transportation services can be better scheduled and managed, including through joint scheduling, contracting or management. Finally, the Parties may examine the potential of developing material processing centers to pool the investment in new material handling technology, thereby spreading the costs and risks associated with such technology.


                                   AGREEMENT
                                   ---------

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Exchange of Information.  To the extent permitted by applicable law,
    -----------------------
    Brockway and Ball agree to provide information as they each determine in their sole discretion to the JMC (as hereafter defined), which information shall be treated in accordance with the Confidentiality Agreement ("Confidentiality Agreement"), dated as of November 29, 1995, between the Parties, concerning each Parties' requirements for tin plate steel coil ("Materials"), the logistics of transporting the Materials ("Transportation Services") and the handling of such Materials (including without limitation the cutting and decorating of the Materials) ("Material Processing") and the terms for purchasing such Materials, Transportation Services and Material Processing (the "Procurement Information").

2.  Cooperation With Regard To Suppliers and Materials Processing.  If the
    -------------------------------------------------------------
    Parties' respective representatives on the JMC unanimously resolve to do so, Brockway and Ball shall cooperate with each other through the JMC in negotiating with suppliers for the procurement of the Materials, Transportation Services and Material Processing in order to obtain more favorable terms, including pricing, service and reliability, all in accordance with JMC's resolution. If the Parties' respective representatives on the JMC unanimously resolve to establish a Materials Processing center, either jointly or at a Party's facility, the Parties shall cooperate with each other through the JMC in establishing such a center and the terms and conditions under which such a center would provide Materials Processing services.

3.  Ordering Procedure.  In the event that the JMC resolves to coordinate the
    ------------------
    procurement of Transportation Services or Materials, the JMC shall establish a procedure for placing orders for Materials and Transportation Services using any method mutually agreeable to the Parties including, without limitation, when reasonably feasible, by submitting orders jointly or by having one Party order on behalf of both Parties, which procedure shall be binding on the Parties hereto until modified by resolution of the JMC. A similar process may also be established for Materials Processing services, in the event a Materials Processing center is established.

4.  Shipment Terms.  The shipment terms applicable to any Materials purchased by
    --------------
    one Party from a supplier on behalf of the other Party and for the shipment of inventory created through the provision of Materials Processing services, including, without limitation, shipment destination, shipment method, freight insurance, payment of duty fees risks of loss and payment of sales and value added taxes shall be mutually agreed between the Parties and set forth in writing prior to any order commitments by either Party.

5.  JMC Committee Structure.  Within thirty (30) days of the date hereof, each
    -----------------------
    Party shall designate at least two (2) manager level representatives to form the Joint Materials Committee ("JMC"), in order to facilitate the Parties cooperative efforts hereunder and which will determine by unanimous action the terms and conditions governing any joint procurement of Materials or Transportation Services and the establishment (if approved by the JMC) of a Materials Processing center. However, if both representatives of a Party are not available or in attendance at any meeting of the JMC, the representative of such Party that is available or in attendance shall have, without further action, the proxy to vote (and to execute consents and other documents) for the representative of such Party that is not available or in attendance. The manner and procedure in which JMC operates will be decided by mutual consent of the Parties. The selection, replacement and substitution of particular members of the JMC to represent each respective Party shall be at such Party's sole discretion. In addition to the obligations of the Confidentiality Agreement, each representative on the JMC (the "Receiving Rep") shall take reasonable care to prevent the disclosure of the Confidential Information (as defined in the Confidentiality Agreement) provided by the other Party to any other employee of the Receiving Rep's company, except to the extent that such Confidential Information is required to be disclosed in order to implement the purposes of this Agreement.

6.  Authority and Consensus.  JMC shall have the needed authority concerning
    -----------------------
    joint procurement hereunder (excepting that purchase orders and other procurement contracts to third parties may not be issued by the JMC, but may be issued by Brockway or Ball only), and all details on such joint procurement shall be negotiated and finally decided upon by a unanimous consensus of the representatives of Brockway and Ball on the JMC.

7.  Project Coordinators.  Brockway and Ball shall each designate, respectively,
    --------------------
    one of its representatives to the JMC as the overall coordinator for each project contemplated by this Agreement (the "Project Coordinator").

          (a) Information Exchange. Each Project Coordinator shall communicate with its counterpart at the other Party as often as is necessary or desirable by telephone or facsimile in order to review progress, track schedules, resolve problems and arrange for the exchange of Confidential Information necessary for the performance of this Agreement.

          (b)  Duties. Each Project Coordinator shall:

          (i) review progress, track schedules and resolve problems with respect to the project;

         (ii) identify mutually beneficial joint procurement opportunities within the confines of this Agreement and applicable law; and

        (iii) take reasonable care to prevent the disclosure of the Confidential Information provided by the other Party to any other employee of the Receiving Rep's company, except to the extent that such Confidential Information is required to be disclosed in order to implement the purposes of this Agreement.

8.  Dispute Resolution.  If any dispute arises in connection with the activities
    ------------------
    contemplated by this Agreement, the Project Coordinator for each Party shall attempt to resolve the dispute promptly after either Party's notice to the other of the existence of a dispute. If the Project Coordinators do not resolve the dispute promptly, either Project Coordinator may call a meeting of the JMC which will be held promptly after the Project Coordinator's request therefore (in person or telephonically) to attempt to resolve the dispute. If the JMC is unable to resolve the dispute promptly at the JMC meeting called to resolve the dispute, either Project Coordinator may refer the dispute to a senior manager of each Party, who shall meet once promptly thereafter to resolve the dispute. If the senior managers do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, either Party may seek arbitration for the dispute in accordance with
    Section 9 below.

9.  Arbitration.  Except for disputes under the Confidentiality Agreement and
    -----------
    the confidentiality provisions of the last sentence of Section 5 and in 7(b)(iii), any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder that cannot be resolved by negotiation pursuant to Section 8, shall be settled exclusively by arbitration in the City of Denver, Colorado. Such arbitration shall be administered in accordance with the prevailing Rules of the American Arbitration Association , by one independent and impartial arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)1 et seq. The fees and expenses of the
                                   -- ---
    arbitrator shall be shared equally by the Parties and advanced by them from time to time as required; provided that at the conclusion of the
                              -------- ----
    arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) and interest to the prevailing Party. Pre-arbitration discovery shall be limited to the scope permitted by the arbitrator, except that the arbitrator shall permit pre-arbitration examination of the witnesses and documents that the other Party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his/her award within 90 days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to any Party any consequential damages, lost profits or punitive damages in connection with any dispute between or among them arising out of or relating in any way to this Agreement, breach of fiduciary duty or the transactions arising hereunder, and each Party hereby irrevocably waives any right to recover such damages. Either Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration is convened and available to hear such Party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

10.  No Third Party Beneficiaries. This Agreement shall not confer any rights or
     ----------------------------
     remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

11.  Relationship of Parties.  Nothing contained in this Agreement shall be
     -----------------------
     construed as creating a partnership, joint venture, agency, trust or other association of any kind between the Parties. Except as specifically provided herein or by unanimous resolution of the JMC, no Party shall act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other Party to any obligation. Rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective, each Party being individually responsible only for its obligations as set forth in this Agreement or as established by resolution of the JMC passed unanimously by the representatives thereto.

12.  Succession and Assignment. This Agreement shall be binding upon and inure
     -------------------------
     to the benefit of the parties named herein and their respective successors and permitted assigns.

13.  Counterparts. This Agreement may be executed in one or more counterparts,
     ------------
     each of which shall be deemed an original but all of which together will constitute one and the same instrument.

14.  Headings. The section headings contained in this Agreement are inserted for
     --------
     convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

15.  Notices. All notices, requests, demands, claims, and other communications
     -------
     hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Brockway:
     --------------

     Brockway Standard, Inc.
     8607 Roberts Drive
     Suite 250
     Atlanta, Georgia  30350

     Attn:  General Counsel

     Copy to:  William S. Kirsch, P.C.
     -------   Kirkland & Ellis
               200 E. Randolph Drive
               Chicago, IL 60601


     If to Ball:
     ----------

     Ball Corporation
     North American Packaging Operations
     108th Circle
     Broomfield, Colorado  80020

     Attn: Vice President--Purchasing

     Copy to:  General Counsel
     -------


     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

16.  Governing Law. This Agreement shall be governed by and construed in
     -------------
     accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

17.  Amendments and Waivers. No amendment of any provision of this Agreement
     ----------------------
     shall be valid unless the same shall be in writing and signed by authorized officers of each of Ball and Brockway. No waiver by any Party of any default or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

18.  Severability. Any term or provision of this Agreement that is invalid or
     ------------
     unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

19.  Termination.  This Agreement shall be terminated 90 days after either Party
     -----------
     delivers a written termination notice to the other Party, except that (i) the rights and obligations created by any JMC resolution made prior to the delivery of such notice shall survive as provided in such resolution and
     (ii) this Agreement shall survive, and the JMC shall continue its activities with respect to the matters subject to such continuing resolution, until such time as the activities contemplated by such continuing resolution are terminated pursuant to the terms thereof. Notwithstanding the foregoing, the confidentiality provisions of the last sentence of Section 5 and of Section 7(b)(iii) shall survive until the Party's obligations with respect to Confidential Information expire under the Confidentiality Agreement and Sections 8, 9, 10, 11 and 16 hereof shall survive indefinitely.

          IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement, on the dates below indicated.



BROCKWAY STANDARD, INC.            BALL CORPORATION


By:____________________________    By:____________________________
Name:                              Name:
Title:                             Title:
Date:                              Date: